UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2016

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code        (585) 678-7100

                                         Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2016, Constellation Brands, Inc. (the “Company”), CIH International S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CIH”), CIH Holdings S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“Holdings” and together with CIH, the “European Borrowers” and together with the Company and CIH, the “Borrowers”), CI Cerveza S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg, certain of the Company’s subsidiaries as guarantors (the “Guarantors”) of the Borrowers’ obligations under the Credit Agreement, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (the “Lenders”) entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Third Amended and Restated Credit Agreement dated as of May 28, 2014, by and among the Company, CIH, Bank of America, N.A., as administrative agent and the other lenders thereto, as amended by Amendment No. 1 dated as of August 20, 2014, and as further amended by Amendment No. 2 dated as of July 16, 2015 (collectively, the “Third Restated Credit Agreement” and as amended and restated by the Restatement Agreement, the “Fourth Restated Credit Agreement”).

The principal changes to the Third Restated Credit Agreement effected by the Restatement Agreement are (i) the creation of a new $700,000,000 European Term A-1 loan facility (“New European Term A-1 Facility”), (ii) the addition of Holdings as a new borrower under the New European Term A-1 Facility, and (iii) the increase of the European Revolving Commitment under the Revolving Credit Facility by $425,000,000 to $1,000,000,000. In addition, the European Borrowers entered into a Cross-Guarantee Agreement.

The New European Term A-1 Facility

The New European Term A-1 Facility consists of a term loan that will be repaid in quarterly payments of principal equal to 1.25% of the original aggregate principal amount of the New European Term A-1 Facility loan, with the balance payable on March 10, 2021.

The rate of interest payable on the New European Term A-1 Facility loan, at Holdings’ option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the New European Term A-1 Facility loan is adjustable based upon the Company’s leverage ratio, as defined in the Fourth Restated Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings.

The obligations under the New European Term A-1 Facility are guaranteed by the Company and certain of the Company’s U.S. subsidiaries. These obligations are also secured by a pledge of (i) 100% of certain interests in certain of CIH’s and Holdings’ subsidiaries and (ii) 100% of the ownership interests in certain of the Company’s U.S. subsidiaries and 65% of the ownership interests in certain of the Company’s foreign subsidiaries, with certain standard exceptions.

Revolving Credit Facility

Holdings was added as a borrower under the Revolving Credit Facility, and the amount that the European Borrowers may borrow was increased by $425,000,000 to $1,000,000,000. The Company may borrow up to the full $1,150,000,000.

The rate of interest payable on the Revolving Credit Facility, at the applicable Borrower’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the Revolving

Credit Facility is adjustable based upon the Company’s leverage ratio, as defined in the Fourth Restated Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings.

The applicable European Borrower’s obligations under the European revolver are guaranteed by the Company and certain of the Company’s U.S. subsidiaries. These obligations are also secured by a pledge of (i) 100% of certain interests in certain of CIH’s and Holdings’ subsidiaries and (ii) 100% of the ownership interests in certain of the Company’s U.S. subsidiaries and 65% of the ownership interests in certain of the Company’s foreign subsidiaries, with certain standard exceptions.

As of March 14, 2016, none of the Borrowers had any outstanding revolving credit loans under the Fourth Restated Credit Agreement.

Cross-Guarantee Agreement

CIH, Holdings and Bank of America, N.A., as Administrative Agent entered into the Cross-Guarantee Agreement, dated as of March 10, 2016 (the “Cross-Guarantee”). Pursuant to the Cross-Guarantee, CIH and Holdings have each unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the obligations of the other under the Fourth Restated Credit Agreement.

Other

Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. Without limiting the generality of the foregoing: (i) one of the Lenders, Coöperatieve Rabobank U.A., or an affiliate thereof is the administrative agent and a facility agent and such Lender or its affiliates are lenders under the Company’s accounts receivable securitization facility and, in addition, such Lender or an affiliate thereof is the administrative agent and a facility agent and such Lender or its affiliates are lenders under one of the Company’s subsidiary’s securitization facilities, and are also lenders under credit facilities with certain of the Company’s subsidiaries, (ii) one of the Lenders, Manufacturers and Traders Trust Company (“M&T”), is the trustee (the “Trustee”) under the Indenture, dated as of April 17, 2012 (the “Base Indenture”), between the Company and M&T, as Trustee, and (a) under the Base Indenture and Supplemental Indenture No. 1 thereto, dated as of April 17, 2012, the Company has issued $600 million aggregate principal amount of 6% Senior Notes due 2022, (b) under the Base Indenture and Supplemental Indenture No. 3 and Supplemental Indenture No. 4 thereto, dated as of May 14, 2013, the Company has issued $500 million aggregate principal amount of 3.750% Senior Notes due 2021 and $1,050 million aggregate principal amount of 4.250% Senior Notes due 2023, (c) under the Base Indenture and Supplemental Indenture No. 7 and Supplemental Indenture No. 8 thereto, dated as of November 3, 2014, the Company has issued $400 million aggregate principal amount of 3.875% Senior Notes due 2019 and $400 million aggregate principal amount of 4.750% Senior Notes due 2024, and (d) under the Base Indenture and Supplemental Indenture No. 9, dated as of December 4, 2015, the Company has issued $400 million aggregate principal amount of 4.750% Senior Notes due 2025, and (iii) one of the Lenders, SunTrust Bank, is a facility agent and a lender under the Company’s accounts receivable securitization facility and another of the Company’s subsidiary’s securitization facilities. Certain of the Lenders are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands. In addition, one of the Company’s executive officers is a member of the boards of directors of one of the Lenders and certain of its affiliates.

The foregoing description of the Restatement Agreement and Cross-Guarantee is a summary and is qualified in its entirety by reference to the Restatement Agreement and Cross-Guarantee, copies of which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Restatement Agreement dated as of March 10, 2016, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CI Cerveza S.à r.l., the Guarantors, Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Fourth Amended and Restated Credit Agreement dated as of March 10, 2016, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto

10.1	Cross-Guarantee Agreement, dated as of March 10, 2016, by and among CIH International S.à r.l., CIH Holdings S.à r.l. and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2016	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement dated as of March 10, 2016, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CI Cerveza S.à r.l., the Guarantors, Bank of America, N.A., as administrative agent, and the Lenders thereto, including the Fourth Amended and Restated Credit Agreement dated as of March 10 2016, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l, Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Not Applicable.

(10)	MATERIAL CONTRACTS

(10.1)	Cross-Guarantee Agreement, dated as of March 10, 2016, by and among CIH International S.à r.l., CIH Holdings S.à r.l. and Bank of America, N.A., as administrative agent (filed herewith).

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.

(106)	STATIC POOL PDF

Not Applicable.